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                                                                     Exhibit 4.2
                                                                  EXECUTION COPY

                                  $126,530,000

                            VICORP RESTAURANTS, INC.

                          10-1/2% Senior Notes due 2011

                               Purchase Agreement

                                                                   April 6, 2004

J.P. Morgan Securities Inc.
 As Representative of the
 several Initial Purchasers listed
 in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

            VICORP Restaurants, Inc., a Colorado corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative"), $126,530,000 principal amount of its 10-1/2% Senior Notes due 2011 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of April 14, 2004 (the "Indenture") among the Company, VI Acquisition Corp., a Delaware corporation (the "Parent"), Village Inn Pancake House of Albuquerque, Inc., a New Mexico corporation ("VI New Mexico" and together with the Parent, the "Guarantors") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the "Guarantees").

            The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated March 22, 2004 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

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            Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

            The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

            1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 96.4002% of the principal amount thereof plus accrued interest, if any, from April 14, 2004 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

            (a) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

                  (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

                  (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

                        (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure

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                  that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

                        (B) in accordance with the restrictions set forth in Annex A hereto.

            (b) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5(f), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

            (c) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser, in each case in accordance with the agreements in paragraph (b) above (including Annex A hereto).

            2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on April 14, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may mutually agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

            (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

            3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

      (a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in

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reliance upon and in conformity with information relating to any Initial
Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

      (b) Financial Statements. The financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly in all material respects the financial position of the Parent and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, subject in the case of interim statements, to normal year-end adjustments; the other financial information included in the Preliminary Offering Memorandum and the Offering Memorandum has been derived from the accounting records of the Parent and its subsidiaries and presents fairly in all material respects the information shown thereby; and, other than the inclusion of a presentation of (i) pro forma adjustments relating to the offering of the Securities and the related refinancing and (ii) pro forma statements of operations for the twelve month period ended January 22, 2004, the pro forma financial information and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum has been prepared in accordance with the Commission's rules and guidance with respect to pro forma financial information, and the assumptions underlying the pro forma financial information presented in the Preliminary Offering Memorandum and the Offering Memorandum are reasonable and are set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

      (c) No Material Adverse Change. Since the date of the most recent financial statements of the Parent included in the Preliminary Offering Memorandum and the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Parent or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent or the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Parent and its subsidiaries taken as a whole; (ii) neither the Parent nor any of its subsidiaries has entered into any transaction or agreement that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole; and (iii) neither the Parent nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; except in each case as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum.

      (d) Organization and Good Standing. The Parent and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws

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of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Parent and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a "Material Adverse Effect"). The Company has no Significant Subsidiaries as such term is defined in Rule 1-02(x) of Regulation S-X under the Exchange Act.

      (e) Capitalization. The Parent has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading "Capitalization"; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than those granted under (i) the existing senior credit facilities prior to the Closing Date, which shall be released in connection with the refinancing contemplated by the Offering Memorandum and (ii) the Senior Secured Credit Facility (as defined herein) granted in connection with such refinancing; each as described in the Preliminary Offering Memorandum and the Offering Memorandum).

      (f) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities and the Registration Rights Agreement (collectively, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

      (g) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

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      (h)   The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

      (i) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

      (j) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

      (k) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

      (l) No Violation or Default. Neither the Parent nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

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      (m)   No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Parent or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and
(iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

      (n) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

      (o) Legal Proceedings. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Parent or any of its subsidiaries is a party or to which any property of the Parent or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Parent or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others.

      (p) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Parent and its subsidiaries, are independent public accountants with respect to the Parent and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

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      (q)   Title to Real and Personal Property. The Parent and its subsidiaries have good and marketable title in fee simple to, or have valid leases or rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Parent and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Parent and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      (r) Title to Intellectual Property. The Parent and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Parent and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except, in each case, where the failure to own or possess such rights or any such conflict or infringement will not, individually or in the aggregate, result in a Material Adverse Effect.

      (s) Investment Company Act. Neither the Parent nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

      (t) Taxes. The Parent and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum or for taxes the failure of which to pay or file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Parent or any of its subsidiaries or any of their respective properties or assets that has had or could reasonably be expected to have a Material Adverse Effect.

      (u) Licenses and Permits. The Parent and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Parent nor any of its subsidiaries has received notice of any

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revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

      (v) No Labor Disputes. No labor strike, slowdown, work stoppage, lockout or other labor disturbance by or collective dispute with employees of the Parent or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened that, individually or in the aggregate, could reasonably be expected to give rise to a Material Adverse Effect. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any employee, prospective employee, former employee, labor organization or other representative of the Company's employees is pending or, to the best knowledge of the Company and each of the Guarantors, contemplated or threatened that, individually or in the aggregate, could reasonably be expected to give rise to a Material Adverse Effect. The Parent and its subsidiaries are not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to employees or employment practices.

      (w)   Compliance With Environmental Laws. The Parent and its subsidiaries
(i) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws, rules, regulations, decisions, orders or other legally enforceable requirements relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all, and have not violated any, permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability (including, without limitation, such liability of a third party which could reasonably be expected to adversely affect the Parent or any of its subsidiaries) for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or any actual or alleged violation of any Environmental Laws, and there is no basis for any such liability, except in any such case for any failure to comply with or violation of Environmental Laws, or failure to receive or comply with such required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

      (x) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Parent or any of its affiliates for employees or former employees of the Parent and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no material prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been

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incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

      (y) Accounting Controls. The Parent and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (z) Insurance. The Parent and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Parent and its subsidiaries and their respective businesses; and neither the Parent nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

      (aa) No Unlawful Payments. Neither the Parent nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Parent or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      (bb) Solvency. On and immediately after the Closing Date, each of the Parent and the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each of the Parent and the Company is not less than the total amount required to pay the liabilities of the Parent and the Company on its respective total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) each of the Parent and the Company is able to realize upon its assets and pay its respective debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation

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of the issuance of the Securities as contemplated by this Agreement and the
Offering Memorandum, each of the Parent and the Company is not incurring debts or liabilities beyond its respective ability to pay as such debts and liabilities mature; (iv) each of the Parent and the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its respective property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) neither the Parent nor the Company is a defendant in any civil action that could result in a judgment that the Parent or the Company is or would become unable to satisfy.

      (cc) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

      (dd) No Broker's Fees. Neither the Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

      (ee) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

      (ff) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

      (gg) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, their agents and affiliates, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

      (hh) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

      (ii) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

      (jj) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

      (kk) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (ll) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

            4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

            (a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

            (b) Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement to which the Representative reasonably objects.

            (c) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

            (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

            (e) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

            (f) Clear Market. During the period from the date hereof through and including the date that is 180 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year, provided that this clause (f) shall not prevent the Company from making any borrowings under the Senior Secured Credit Agreement (or a similar senior secured credit facility refinancing the Senior Secured Credit Agreement), or enter into any sale/leaseback transactions or equipment financing transactions in the ordinary course of business, consistent with past practice.

            (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading "Use of Proceeds".

            (h) Supplying Information. While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (i) PORTAL and DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

            (j) No Resales by the Company. Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

            (k) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

            (l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

            (m) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

            5. Conditions of Initial Purchasers' Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

            (b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

            (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(c) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

            (d) Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company's or such Guarantor's financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

            (e) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

            (f) Opinion of Counsel for the Company and the Guarantors. Sachnoff & Weaver, Ltd., counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

            (g) Opinion of Colorado Counsel for the Company and the Guarantors. Gorsuch Kirgis LLP, Colorado counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

            (h) Opinion of New York Counsel for the Company and the Guarantors. Willkie Farr & Gallagher LLP, New York counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D.

            (i) Opinion of Counsel for VI New Mexico. Myers, Oliver & Price, P.C., counsel for VI New Mexico, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

            (j) Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

            (k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

            (l) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

            (m) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

            (n) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

            (o) Senior Secured Credit Agreement. The Company shall have entered into the Credit Agreement, dated as of the Closing Date, by and among the Parent, the Company, the lenders party thereto and Wells Fargo Foothill, Inc., as Arranger and Administrative Agent, as amended from time to time after the Closing Date (the "Senior Secured Credit Agreement"), which shall have the terms and conditions described in the Offering Memorandum in all material respects, and such agreement shall be in full force and effect, and the closing conditions to the initial borrowings thereunder shall have been satisfied such that simultaneously with the payment for the Securities all borrowings (including letters of credit) requested by the Company to be made on the Closing Date under the Senior Secured Credit Facility shall have been received, which amounts, along with proceeds from the sale by the Company of the Securities, shall be sufficient to effect the refinancing contemplated in the Offering Memorandum under the heading "The refinancing," and the Parent and its subsidiaries shall have taken all actions as may be required to effect the repayment of their existing indebtedness, as contemplated in the Offering Memorandum. The Company shall have provided to the Representative and counsel to the initial purchasers the reasonable opportunity to review, as may be requested, copies of the Senior Secured Credit Agreement and related documents.

            (p) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

            All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6. Indemnification and Contribution.

            (a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 4 hereof.

            (b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective officers and directors and each person, if any, who controls the Company or any of the Guarantors within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements concerning the Initial Purchasers contained in the third paragraph, the fifth and sixth sentences of the eighth paragraph and the tenth paragraph, in each case under the heading of "Plan of distribution."

            (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified

Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

            (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

            (f)   Non-Exclusive Remedies. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

            7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

            8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

            (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

            (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

            (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

            9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all of the following costs and expenses incident to the performance of their respective obligations hereunder: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and the Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such states and other foreign jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial

Purchasers); (vi) any fees charged by rating agencies for rating the Securities;
(vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors, provided that the Initial Purchasers will pay 50% of the aircraft expenses incurred in connection with such road show.

            (b)   If (i) this Agreement is terminated pursuant to Section 7,
(ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

            10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in
Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

            11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

            12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "Exchange Act" means the Securities Exchange Act of 1934, as amended; and (d) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

            13. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

            (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Gerry Murray. Notices to the Company and the Guarantors shall be given to them at VICORP Restaurants, Inc., 400 West 48th Avenue, Denver, Colorado 80216, (fax: (303) 672-2668); Attention: Debra Koenig.

            (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

            (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                               Very truly yours,

                               VICORP RESTAURANTS, INC.

                               By /s/ Debra Koenig
                                 -------------------------------------------
                                 Name: Debra Koenig
                                 Title: Chief Executive Officer

                               VI ACQUISITION CORP.

                               By /s/ Debra Koenig
                                 -------------------------------------------
                                  Name: Debra Koenig
                                  Title: Executive Vice President and Secretary

                               VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.

                               By /s/ Debra Koenig
                                 ---------------------------------------------
                                  Name: Debra Koenig
                                  Title: Chief Executive Officer and President

Accepted: April 6, 2004
J.P. MORGAN SECURITIES INC.
For itself and on behalf of the
 several Initial Purchasers listed
 in Schedule 1 hereto.

By /s/ John Abraham
  --------------------------------
  Name: John Abraham
  Title: Vice President

                                                                      Schedule 1

    Initial Purchaser                      Principal Amount
    -----------------                      ----------------
J.P. Morgan Securities Inc.                 $  92,025,000
CIBC World Markets Corp.                    $  34,505,000

                                            -------------
                                Total       $ 126,530,000

                                                                         Annex A

           Restrictions on Offers and Sales Outside the United States

      In connection with offers and sales of Securities outside the United
States:

            (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

            (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

                  (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (iii) At or prior to the confirmation of sale of any
            Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

            (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

                  (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

                  (iii) it has complied and will comply with all applicable
            provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

            (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

                                                                         Annex B

                   Form of Opinion of Sachnoff & Weaver, Ltd.

                                 April 14, 2004

J.P. Morgan Securities Inc.
CIBC World Markets Corp.
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

      Re:   Purchase of Securities of VICORP Restaurants, Inc.

Ladies and Gentlemen:

      We have acted as counsel for VI Acquisition Corp., a Delaware corporation ("Holdings"), VICORP Restaurants, Inc., a Colorado corporation (the "Company") and Village Inn Pancake House of Albuquerque, Inc. ("VI New Mexico" and together with Holdings, the "Guarantors") in connection with the sale by the Company of $126,530,000 aggregate principal amount of the Company's 10 1/2% Senior Notes due 2011 (the "Notes"), which Notes have been unconditionally guaranteed by the Guarantors (the "Guarantees" and together with the Notes, the "Securities"), pursuant to the Purchase Agreement dated April 6, 2004, among the Company, the Guarantors and J.P. Morgan Securities Inc., as representative for the Initial Purchasers identified in Schedule 1 thereto, and matters related thereto. The Notes and Guarantees are to be issued pursuant to an Indenture, dated as of April 14, 2004 (the "Indenture"), among the Company, the Guarantors, and Wells Fargo Bank, National Association (the "Trustee"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

      We have examined the preliminary offering memorandum dated March 22, 2004 relating to the sale of the Notes (the "Preliminary Offering Memorandum") and the offering memorandum dated April 6, 2004, relating to the Securities (the "Offering Memorandum"). We have also examined (i) the Certificate of Incorporation of Holdings, as amended, as on file with the Secretary of the State of Delaware, and the certificate or articles of incorporation of the Company and VI New Mexico as on file with the Secretaries of State of Colorado and New Mexico, respectively, (ii) the By-Laws of the Company and each of the Guarantors as amended to date, certified by the applicable secretary or assistant secretary, (iii) the Purchase Agreement, (iv) the Indenture, (v) the Registration Rights Agreement, (vi) the global notes representing the Notes,
(vii) resolutions adopted by the respective Boards of Directors of the Company authorizing, inter alia, the delivery of the Preliminary Offering Memorandum and the Offering Memorandum, the issuance of the Securities and related matters, certified by the

Secretary of the Company and resolutions adopted by the Board of Directors of each of the Guarantors authorizing the issuance of the Guarantees and other matters related to the offering of the Securities, and (viii) such other documents, certificates, legal opinions, corporate records, statutes and decisions as we deemed necessary or appropriate for the purposes of this opinion. The documents, agreements and instruments referred to in clauses (iii) through (vi) above are referred to herein as the "Transaction Documents."

      In rendering the opinions expressed below, we have assumed the following:
(i) all signatures appearing in all documents are valid and genuine; (ii) the documents shown to us are complete and no modifications exist to any of such documents that were shown to us; (iii) the documents submitted to us as certified or photostatic copies of original documents conform to such original documents; (iv) the originals of such certified or photostatic copies are authentic; and (v) each party other than the Company and the Guarantors that has executed or will execute a document to which the Company or any Guarantor is a signatory has all requisite power and authority and has taken all necessary action to duly and validly execute and deliver such document and to perform the transactions contemplated thereby and such party's obligations thereunder are its legal, valid and binding obligations, and are enforceable against such party in accordance with their respective terms, except as hereinafter noted. We have made no independent investigation of such assumptions, but have no reason to believe that such assumptions are untrue.

      Our opinion is limited to the laws of the State of Illinois, the Delaware General Corporation Law, and the Federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

      Based and relying upon the foregoing, and subject to the qualifications, exceptions, and limitations hereinafter set forth, we are of the opinion that:

            (a) Holdings has been duly incorporated and is validly existing and is in good standing under the laws of the State of Delaware and has all power and authority necessary to own or hold its properties and conduct the business in which it is engaged.

            (b) Holdings has all requisite corporate power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform its obligations thereunder; and all action required to be taken by it for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

            (c) The Indenture has been duly authorized, executed and delivered by Holdings and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

            (d) The Guarantee (including the guarantee of the Exchange Securities) of Holdings has been duly authorized by Holdings.

            (e) The Purchase Agreement has been duly authorized, executed and delivered by Holdings; and the Registration Rights Agreement has been duly authorized, executed and delivered by Holdings.

            (f) Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

            (g) The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) to our knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of VICORP or any of its subsidiaries pursuant to, any material contract, agreement, indenture, deed of trust or instrument hereto (provided that in each case we express no opinion as to compliance with any financial test or cross-default provision in any such agreement), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any governmental or regulatory authority or, to our knowledge, of any court or arbitrator, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (h) No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority or, to our knowledge, of or with any court or arbitrator, is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required
(i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, and (ii) with respect to the Exchange Securities (including the related Guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement and (iii) which would not result in a Material Adverse Effect if not obtained.

            (i) To our knowledge, except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Holdings or any of the Guarantors is or may be a party or to which any property of Holdings or any of the Guarantors is or may be the subject that, individually or in the aggregate, if determined adversely to the Holdings or any of the Guarantors, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of such counsel, contemplated by any governmental or regulatory authority or threatened by others.

            (j) The information in the Offering Memorandum under the headings "Description of notes," "Exchange offer; registration rights," "Transfer restrictions," "Certain ERISA restrictions" and "Certain United States federal income and estate tax considerations," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

            (k) Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

            (l) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company or the Guarantors as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

            (m) Assuming the accuracy of the representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

      We make no representation that we have independently verified the accuracy, completeness or fairness of the statements made in the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum (including the actions described in the next paragraph) were sufficient to cause the Offering Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum except to the extent otherwise explicitly indicated in paragraph (j) above.

      Nothing has come to our attention that would lead us to believe that the Preliminary Offering Memorandum as of the date thereof and the Offering Memorandum as of the date thereof or hereof, or any amendment or supplement thereto, as of its date or as of the date hereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; it being understood that we express no opinion as to the financial statements, and supporting schedules included therein or omitted therefrom or other financial data contained in the Preliminary Offering Memorandum or the Offering Memorandum.

      This opinion is provided to J.P. Morgan Securities, Inc., as representative for the Initial Purchasers solely for the purposes of complying with Section 5(f) of the Purchase Agreement, and it may not be relied upon in any other manner for any other purpose by any other person, except Willkie Farr & Gallagher LLP, New York counsel for the Company and the Guarantors. This opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any other party except in connection with the matters pertaining to the Purchase Agreement, unless pursuant to our written consent.

                                        Very truly yours,

                                        SACHNOFF & WEAVER, LTD.

Attachments

                                                                         Annex C

                     Form of Opinion of Gorsuch Kirgis, LLP

April 14, 2004

J.P. Morgan Securities Inc.
CIBC World Markets Corp.
270 Park Ave.
New York, New York 10017

Ladies and Gentlemen:

      We have acted as special, local counsel in the State of Colorado for VICORP Restaurants, Inc., a Colorado corporation (the "Company"), in connection with a Purchase Agreement dated as of April 6, 2004, by and among the Company, VI Acquisition Corp., a Delaware corporation ("VI"), Village Inn Pancake House of Albuquerque, Inc., a New Mexico corporation ("Village Inn") and J.P. Morgan Securities Inc. for itself and on behalf of the several Initial Purchasers listed in Schedule 1 to the Purchase Agreement (the "Purchase Agreement"). The Company will sell $126,530,000 principal amount of its 10-1/2% Senior Notes due 2011 (the "Securities"), unconditionally guaranteed by VI and Village Inn, which will be issued pursuant to an Indenture to be dated as of April 14, 2004 among the Company, VI, Village Inn, and Wells Fargo Bank, National Association, as trustee. Defined terms used herein but not defined herein shall have the definitions set forth in the Indenture. This opinion is being delivered to you pursuant to Section 5(g) of the Purchase Agreement.

      For the purpose of rendering this opinion, we have reviewed copies of the following documents:

      a.    Purchase Agreement;

      b.    Indenture;

      c. Registration Rights Agreement by and among the Company, VI, Village Inn and J.P. Morgan Securities, Inc. and CIBC World Markets Corp;

      d. Specimen of Notes representing the Securities and the Exchange Securities;

      e.    Final Offering Memorandum, dated April 6, 2004;

      f.    Preliminary Offering Memorandum, dated March 22, 2004;

      g. Amended and Restated Articles of Incorporation of the Company, filed March 31, 2004;

      h.    Bylaws of the Company, certified by the corporate Secretary;

      i. Unanimous Written Consent of the Pricing Committee of the Board of Directors of the Company, certified by the corporate Secretary, authorizing the offer and sale of Senior Notes on certain terms and conditions.

      j. Unanimous Written Consent of the Board of Directors of the Company, certified by the corporate Secretary, authorizing the Offering, the Preliminary Offering Memorandum, the Offering Memorandum, the designation of a Pricing Committee, the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Issuance of Exchange Notes and a Registration Statement, the Exchange Offer and related matters.

      k. Secretary's Certificate certifying to true, complete and correct copies of (x) the amended and restated articles of incorporation of the Company and all amendments thereto, and (y) the bylaws and any amendments thereto, and certifying that there are no shareholder agreements, voting trusts or similar arrangements applicable to any of the Company's Stock.

      l. Certificate of Good Standing for the Company issued by the Colorado Secretary of State, having a date of March 31, 2004.

      m.    Incumbency Certificate of the Company, dated April 14, 2004;

Items "a" through "d" above are collectively referred to as the "Transaction Documents" and items "g" through "m" above are collectively referred to as the "Organizational Documents."

      For purposes of this opinion, we have assumed, with your approval and without independent investigation, the following:

      A. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

      B. The correctness of public files, records and certificates, of or furnished by, governmental or regulatory agencies or authorities.

      C. Each of the Organizational Documents remains in full force and effect and none of the Organizational Documents labeled have been modified, amended, supplemented or superseded.

      D. The Organizational Documents have been properly executed by the parties.

      E. We are entitled to rely on the Secretary's Certificate.

      Based on the foregoing, it is our opinion that:

1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Colorado and has all power and authority necessary to own or hold its properties located in Colorado and to conduct the businesses in which it is engaged in Colorado.

2. The Company has all requisite power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder. All necessary corporate action has been taken by the Company to duly and validly authorize the execution and delivery the Transaction Documents and the performance of its obligations thereunder.

3.    The Indenture has been duly authorized and executed by the Company.

4. The Securities have been duly authorized and executed by the Company and the Exchange Securities have been duly authorized by the Company.

5. The Purchase Agreement has been duly authorized and executed by the Company; and the Registration Rights Agreement has been duly authorized and executed by the Company.

6. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the Exchange Securities, and compliance by the Company with the terms thereof and consummation of the transactions contemplated by the Transaction Documents will not (i) result in the violation of the provisions of the Organizational Documents; (ii) result in the violation of any Colorado law or statute, or (iii) to our knowledge, result in the violation of any judgment, decree or order of any court, arbitrator, governmental or regulatory authority specifically directed to the Company, except for, in the case of clause (ii), violations of Colorado securities laws, and except for, in the case of clause (iii), any such violation that would not, individually or in the aggregate, have a Material Adverse Effect.

7. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, compliance by the Company with the terms thereof, the consummation of the transactions contemplated by the Transaction Documents, or the issuance and sale of the Securities, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under federal or state securities laws.

8. To our knowledge, except as described in the Preliminary Offering Memorandum and the Final Offering Memorandum, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, and (ii) no such investigations, actions, suits or proceedings have been overtly threatened in writing.

   In addition to the assumptions set forth above, the opinions set forth above are also subject to the following qualifications:

      i. Whenever the opinions express herein are qualified by the phrase "to our knowledge" or words of similar import, it means that the opinion is limited to the current conscious awareness of facts or other information by the lawyers in this firm who have participated in preparing this opinion, without independent investigation. As special Colorado counsel, we are not involved in the general representation of the Company and have little, if any, factual information of Borrower's affairs beyond the examination of the Organizational Documents and the Transaction Documents.

      ii. The power and authority of the Company to execute and deliver the Transaction Documents, and the performance of the obligations of the Company under the Transaction Documents will be subject to and may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or similar laws relating to or limiting the rights of creditors generally.

      iii.We render no opinion with respect to state or federal securities laws, rules or regulations; federal and state tax laws and regulations; nor patent, copyright and trademark and other intellectual property laws and regulations.

      The foregoing opinion is limited to matters governed by the laws of the State of Colorado in effect as of this date, and we express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction. This opinion is in all respects subject to and may be limited by future legislation as well as developing case law. We do not undertake to update or to revise this opinion in the event of any change in law whether by legislative action, judicial decision, the rights of initiative and referendum guaranteed by Colorado law, or otherwise, or in the event of any change in any factual circumstance. No implication of any other term or statement may be drawn from any express term or statement set forth herein. This opinion is furnished by us as special counsel to the Company and only the Company, the Initial Purchasers, the Trustee and their respective successors and assigns, and their respective legal counsel, and Sachnoff & Weaver, Ltd. are entitled to rely on this opinion.

                                          Very truly yours,

                                                                         Annex D

                 Form of Opinion of Wilkie Farr & Gallagher LLP

April 14, 2004

J.P. Morgan Securities Inc.
CIBC World Markets Corp.
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

            We have acted as special New York counsel to VICORP Restaurants, Inc., a Colorado corporation (the "COMPANY"), VI Acquisition Corp., a Delaware corporation ("HOLDINGS") and Village Inn Pancake House of Albuquerque, Inc., a New Mexico corporation (together with Holdings, the "GUARANTORS") in connection with the sale by the Company and the purchase by you (collectively, the "INITIAL PURCHASERS") of $126,530,000 aggregate principal amount of 10-1/2% Senior Notes due 2011 (the "SECURITIES"), guaranteed by the Guarantors, pursuant to the Purchase Agreement, dated April 6, 2004 by and among the Company, the Initial Purchasers and the Guarantors (the "PURCHASE AGREEMENT"). We are providing this opinion to the Initial Purchasers at the request of the Company. Capitalized terms used herein without being defined herein have the respective meanings ascribed thereto in the Purchase Agreement.

                  In such capacity we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement, the form of the Securities, the Indenture (including each Guarantee set forth therein), the form of the Exchange Securities and the Registration Rights Agreement (collectively, the "Transaction Documents").

                  In such examination, we have assumed (A) the genuineness of all signatures, (B) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified copies or photocopies, (C) the due authorization, execution and delivery of all documents and agreements by all parties thereto, other than the Company and the Guarantors and the binding effect of such documents and agreements of such parties, (D) the legal right and power of all such parties other than the Company and the Guarantors under all applicable laws and regulations to enter into, execute and deliver such agreements and documents, and (E) the absence of any requirement of consent, approval or authorization by any person or entity, including any Governmental Authority, with respect to any party to the Transaction Documents, other than the Company and the Guarantors under Applicable Laws (as hereinafter defined). As to various questions of fact material to such opinions, we have relied upon representations and public filings made by the Company and the Guarantors, and upon certificates of, or communications with, officers of the Company and the Guarantors.

            A. Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

            (i) The Indenture has been duly executed and delivered by the Company and each of the Guarantors and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms.

            (ii) The Securities have been duly executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture. When the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in the Purchase Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and will be entitled to the benefits of the Indenture.

            (iii) When the Exchange Securities (including the related guarantees) are duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, they will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms and will be entitled to the benefits of the Indenture.

            (iv) The Purchase Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and the Guarantors and, when duly executed and delivered by the other parties thereto, each will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms.

            (v) The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not result in the violation of any New York law or statute (assuming compliance with applicable New York securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, as to which we express no view) or any judgment, order, rule or regulation of any New York court or arbiter or governmental or regulatory authority, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (vi) No consent, approval, authorization, order, registration or qualification of or with any New York court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for each consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable New York securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under applicable New York securities laws and contemplated by the Registration Rights Agreement.

            B. Our opinions set forth above are subject to the following qualifications:

            (i) The opinions set forth above, insofar as they relate to the legality, validity or enforceability of the Transaction Documents, are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or limiting the enforcement of creditors' rights generally and to equitable principles affecting the availability of equitable relief (regardless of whether enforcement is considered in a proceeding in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt for an immaterial default. Such principles applied by a court might include a requirement that a creditor act with reasonableness and good faith. Such a requirement might be applied, for example, to any provision of the Transaction Documents purporting to authorize conclusive determinations by any party to the Transaction Documents.

            The opinions set forth above, insofar as they relate to the enforceability of the Transaction Documents, do not mean or imply that any particular right or remedy contained in the Transaction Documents, whether legal or equitable (such as, without limitation, specific performance) and whether judicial or non-judicial, would necessarily be available or precluded, upon a breach or default under any of the Transaction Documents, even if specifically stated to be available or precluded, as the case may be, but the inclusion of such provisions does not affect the validity of the Transaction Documents, taken as a whole, and the Transaction Documents, taken as a whole, together with applicable law, contain adequate provisions for the practical realization of the benefits granted thereunder.

                  Insofar as the Transaction Documents provide for indemnification or contribution or waivers of rights or defenses, the enforcement thereof may be limited by public policy considerations or other applicable law.

            (ii) We express no opinion as to the enforceability of provisions of the Transaction Documents insofar as such provisions relate to (i) severability, (ii) limitations on the effectiveness of oral amendments, modifications, consents and waivers, or (iii) whether the payment of the redemption price of any Securities or Exchange Securities will at the time of such payment be permissible under Applicable Laws. In addition, we express no opinion as to the effect of applicable laws relating to fiduciary duties.

            (iii) We have made no independent investigations except as specifically set forth herein.

            (iv) We are members of the bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the present laws of the State of New York of a type typically applicable to transactions of the type contemplated by the Transaction Documents and to the specific legal matters expressly addressed herein (the "Applicable Laws"), but excluding any New York rule or regulation applicable to the specific nature of the business of the Company or any Guarantor. The term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any New York Governmental Authority pursuant to the Applicable Laws. We do not express any opinion as to any document, instrument or agreement entered into at any time by the Company or any Guarantor at any time after the date hereof.

            (v) As to certain matters governed by the laws of other jurisdictions, we have relied without independent verification on the opinions of Sachnoff & Weaver, Ltd., Gorsuch Kingis, LLP and Myers, Oliver & Price, P.C. dated as of the date hereof and addressed to you.

            (vi) This opinion letter speaks only as of the date hereof and we undertake no responsibility to update or supplement this opinion letter after the date hereof. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

            (vii) This opinion letter is given solely for the benefit of the Initial Purchasers in connection with the Transaction Documents and may not be relied upon by, nor may copies be delivered to, any other person, entity or agency for any purpose whatsoever. This opinion letter shall not be quoted or otherwise included, summarized or referred to in any publication or document (other than the Purchase Agreement), in whole or in part, for any purposes whatsoever, or furnished to any other person, entity or agency.

                                 Very truly yours,

                                                                         Annex E

                 Form of Opinion of Myers, Oliver & Price, P.C.

                                 April 14, 2004

J.P. Morgan Securities Inc.
CIBC World Markets Corp.
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

      Re:   Purchase of Securities of VICORP Restaurants, Inc.

Ladies and Gentlemen:

            We have acted as special counsel in the State of New Mexico for Village Inn Pancake House of Albuquerque, Inc., a New Mexico corporation ("VI New Mexico"), a subsidiary of VICORP Restaurants, Inc., a Colorado corporation ("VICORP"), in connection with the sale by VICORP of $150,000,000 aggregate principal amount of VICORP's 10-1/2% Senior Notes due 2011 (the "Notes") unconditionally guaranteed by VI New Mexico and VI Acquisition Corp., a Delaware corporation ("Holdings" and together with VI New Mexico the "Guarantors"), pursuant to the Purchase Agreement dated April 1, 2004, among VICORP, the Guarantors and J.P. Morgan Securities Inc., as representative for the Initial Purchasers. The Notes and Guarantees (as defined in the Purchase Agreement) are to be issued pursuant to an Indenture, dated as of April 14, 2004 (the "Indenture"), among the Company, the Guarantors and Wells Fargo Bank, National Association, a national banking association (the "Trustee"). VI New Mexico is guaranteeing the Notes pursuant to the terms of the Indenture (the "VI New Mexico Guarantee"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

      We have examined, (i) the Purchase Agreement, (ii) the Indenture, (iii) the Registration Rights Agreement, (iv) the articles and bylaws of VI New Mexico, and (v) such other documents, certificates, legal opinions, corporate records, statutes and decisions as we deemed necessary or appropriate for the purposes of this opinion. The documents, agreements and instruments referred to in clauses (i), (ii) and (iii) above are referred to herein as the "Transaction Documents". We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have investigated such questions of law and fact for the purpose of rendering this opinion as we have deemed necessary.

      In rendering the opinions expressed below, we have assumed the following:
(i) all signatures appearing in all documents are valid and genuine; (ii) the documents shown to us are complete and no modifications to any of such documents exist; (iii) the documents submitted to us as certified or photostatic copies of original documents conform to such original documents; (iv) the originals of such certified or photostatic copies are authentic; and (v) each party other than VI New Mexico that has executed or will execute a document delivered in connection with the transactions contemplated by the Purchase Agreement and the Indenture has all requisite power and authority and has taken all necessary action to duly and validly execute and deliver such document and to perform the transactions contemplated thereby and such party's obligations thereunder are its legal, valid and binding obligations, and are enforceable against such party in accordance with their respective terms, (vi) each natural person who has executed or will execute any one or more of the Transaction Documents has sufficient legal capacity to enter into and perform their obligations hereunder,
(vii) all parties (other than VI New Mexico) to the Transaction Documents are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, (viii) the conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability and there has been no material mistake of fact, fraud, duress or undue influence, and (ix) VI New Mexico's business as currently conducted consists of owning and operating restaurants in New Mexico and it lawfully conducts such business. We have made no independent investigation of such assumptions, but have no reason to believe that such assumptions are untrue.

      Certain of the opinions rendered herein are qualified by the discussion following the numbered paragraphs.

      On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

            (a) VI New Mexico has been duly organized and is validly existing and in good standing under the laws of the State of New Mexico and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

            (b) VI New Mexico has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by VI New Mexico of each such Transaction Document and for the consummation by VI New Mexico of the transactions contemplated thereby has been duly and validly taken by VI New Mexico.

            (c) The Indenture has been duly authorized, executed and delivered by VI New Mexico.

            (d) The VI New Mexico Guarantee has been duly authorized, executed and delivered by VI New Mexico.

            (e) The guarantee by VI New Mexico of the Exchange Securities has been duly authorized by VI New Mexico.

            (f) The Purchase Agreement has been duly authorized, executed and delivered by VI New Mexico; and the Registration Rights Agreement has been duly authorized, executed and delivered by VI New Mexico.

            (g) The execution, delivery and performance by VI New Mexico of each of the Transaction Documents to which it is a party, the compliance by VI New Mexico with the terms thereof and the consummation by VI New Mexico of the transactions contemplated by such Transaction Documents will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of VI New Mexico or (ii) result in the violation of any New Mexico law, statute rule or regulation, or, based solely on the Certificate of Secretary, VI New Mexico and our actual knowledge, without additional inquiry, any judgment or order, of any New Mexico court or arbitrator or governmental or regulatory authority.

            (h) No consent, approval, authorization, order, registration or qualification of or with any New Mexico court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by VI New Mexico of each of the Transaction Documents to which it is a party, the compliance by VI New Mexico with the terms thereof and the consummation by VI New Mexico of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable New Mexico securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and New Mexico securities laws as contemplated by the Registration Rights Agreement.

            (i) Based only on the Certificate of Secretary, VI New Mexico and our actual knowledge, without additional inquiry, except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which VI New Mexico is or may be a party or to which any property of VI New Mexico is or may be the subject that, individually or in the aggregate, if determined adversely to VI New Mexico, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of such counsel, contemplated by any governmental or regulatory authority or threatened by others.

      The opinions expressed above are subject to the following qualifications:

      1.    We express no opinion as to securities laws.

      2. We are licensed to practice law only in the State of New Mexico. We express no opinion as to the laws of any jurisdiction other than the laws of New Mexico.

      3. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

      4. We make no opinion as to any Transaction Document or document that is referenced in the Transaction Document other than as specifically set forth herein.

      5. Section 56-7-1 NMSA 1978 may limit the enforceability of each Transaction Document that contains an indemnification provision, to the extent New Mexico law is applied.

      This opinion is provided to you solely for the purposes of complying with
Section 5(i) of the Purchase Agreement, and it may not be relied upon in any other manner for any other purpose by any other person except as specifically provided below. This opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any other party except in connection with the matters pertaining to the Purchase Agreement, unless pursuant to our written consent.

      This opinion shall be rendered to the Initial Purchasers at the request of the Company.

      This opinion may be relied upon by Sachnoff & Weaver, Ltd. and Willkie Farr & Gallagher in rendering their opinions relating to the transactions described herein and may be relied upon by the Trustee in connection with the transactions described herein.

                                       Sincerely,

                                       Myers, Oliver & Price, P.C.

                                       By:-----------------------------------
                                          Kevin J. McCready

                                                                       Exhibit A

                     [Form of Registration Rights Agreement]

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT dated April 14, 2004 (the "Agreement") is entered into by and among VICORP Restaurants, Inc., a Colorado corporation (the "Company"), VI Acquisition Corp., a Delaware corporation, and Village Inn Pancake House of Albuquerque, Inc. (together, the "Guarantors"), and J.P. Morgan Securities Inc. and CIBC World Markets Corp. (the "Initial Purchasers").

      The Company, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated April 1, 2004 (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $126,530,000 aggregate principal amount of the Company's 10-1/2% Senior Notes due 2011 (the "Securities") which will be guaranteed on an unsecured senior basis by each of the Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

      In consideration of the foregoing, the parties hereto agree as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

      "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

      "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      "Exchange Dates" shall have the meaning set forth in Section 2(a)(ii) hereof.

      "Exchange Offer" shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to
      Section 2(a) hereof.

      "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

      "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

      "Exchange Securities" shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

      "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors.

      "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

      "Initial Purchasers" shall have the meaning set forth in the preamble.

      "Indenture" shall mean the Indenture relating to the Securities dated as of April 14, 2004 among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

      "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

      "Participating Broker-Dealers" shall have the meaning set forth in Section 4(a) hereof.

      "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

      "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

      "Purchase Agreement" shall have the meaning set forth in the preamble.

      "Registrable Securities" shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

      "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of a single counsel for the Underwriters or Holders, as applicable, in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

      "Registration Statement" shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable

Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      "Shelf Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

      "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

      "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantors that covers all the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

      "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

      "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

      "Underwriter" shall have the meaning set forth in Section 3 hereof.

      "Underwritten Offering" shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

      2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff of the SEC, the Company and the Guarantors shall use their reasonable best efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement remain effective until 180 days after the closing of the Exchange Offer. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date.

      The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

      As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an "affiliate" (within the meaning of Rule 405 under Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

      As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

      The Company and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff of the SEC.

      (b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason completed by November [__], 2004 or (iii) if any Holder shall notify the Company within 30 days after the completion of the Exchange Offer that such Holder is prohibited by law from participating in the Exchange Offer or such Holder may not resell the Securities acquired by it in the Exchange Offer without delivery of a Prospectus and the Prospectus available in the Exchange Offer Registration Statement is not appropriate or available for resales by such Holder, the Company and the Guarantors shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement declared effective by the SEC.

      In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall use their reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

      The Company and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the "Shelf Effectiveness Period"). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

      (c) The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement and any of such Holder's personal legal fees and expenses (except as expressly set forth in the definition of Registration Expenses).

      (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

      In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required hereby, is not declared effective on or prior to October [__], 2004 (the "Target Registration Date"), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the SEC or the Securities become freely tradable under the Securities Act, up to a maximum of 1.00% per annum of additional interest.

      If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 consecutive days (or more than 60 days total, whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 0.25% per annum commencing on the 31st day or 61st day, as applicable, in such 12-month period (for the first 60 days thereafter and an additional 0.25% per annum with respect to each subsequent 60-day period), in each case ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable, up to a maximum of 1.00% per annum.

      (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Section 2(a) and Section 2(b) hereof.

      3. Registration Procedures. In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as expeditiously as possible:

      (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors (provided that the Company at its option may file a combined Shelf Registration Statement with the Exchange Offer Registration Statement, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

      (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with
Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

      (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to a single counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

      (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

      (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, a single counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

      (f) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

      (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

      (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

      (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

      (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object (provided that the failure to provide any objections in writing within five Business Days after receipt shall be deemed approval);

      (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

      (l) use reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

      (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities (an "Inspector"), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and a single set of attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and the Guarantors, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter the transactions contemplated hereunder);

      (n) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

      (o) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

      (p) in the case of a Shelf Registration, enter into such customary agreements and take all such other customary actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable

Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "comfort" letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

      In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.

      In the case of a Shelf Registration Statement, each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(e)(iii) or 3(e)(v) hereof, or in Section 3(e)(vi) if the Company reasonably and in good faith determines that sales of Registrable Securities would require premature disclosure of material nonpublic information, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

      If the Company and the Guarantors shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

      The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders (and reasonably acceptable to the Company) of the Registrable Securities to be included in such offering.

      4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

      The Company and the Guarantors understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

      (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement), if requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.

      (c) The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

      5. Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or any Holder furnished to the Company in writing through J.P. Morgan Securities Inc. or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

      (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

      (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc., (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying

Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

      (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

      (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors, their respective affiliates or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

      6.    General.

      (a) No Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

      (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

      (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

      (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

      (e) Purchases and Sales of Securities. The Company and the Guarantors shall not, and shall use their reasonable best efforts to cause their affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

      (f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

      (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (j) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                              VICORP RESTAURANTS, INC.

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                              VI ACQUISITION CORP.

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                              VILLAGE INN PANCAKE HOUSE OF
                                              ALBUQUERQUE INC.

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
 several Initial Purchasers

By------------------------------
         Authorized Signatory

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